UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021 (September 15, 2021)

(Exact name of registrant as specified in its charter)

Delaware	001-39320	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois	60631-3655
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market

Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FMBIP	The NASDAQ Stock Market

Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C	FMBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2021, First Midwest Bancorp, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in connection with the proposed merger of Old National Bancorp (“Old National”) and the Company (the “Merger”). At the Special Meeting, the Company’s stockholders considered three matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of the Company and Old National , dated as of July 27, 2021 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain Company filings prior to the date of the Special Meeting. A total of 95,230,590 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, which represented approximately 83.30% of the Company’s total outstanding shares of common stock entitled to vote at the Special Meeting.

The vote results on the matters presented at the Special Meeting are set forth below.

Item 1 – Merger Proposal. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 30, 2021 (the “Merger Agreement”), by and between the Company and Old National was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,787,720	1,206,297	236,573	—

Item 2 – Compensation Proposal. An advisory (non-binding) proposal regarding the merger-related compensation payments that will or may be paid by the Company to its named executive officers in connection with the transactions contemplated by the Merger Agreement was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,987,942	2,858,385	4,384,263	—

Item 3 – Adjournment Proposal. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the Company’s stockholders was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,122,305	9,834,800	273,485	—

No adjournment of the Special Meeting was determined to be necessary or appropriate and, accordingly, the meeting was not adjourned and proceeded to conclusion.

On September 16, 2021, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 16, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021	FIRST MIDWEST BANCORP, INC.

/s/ Nicholas J. Chulos
	Name:	Nicholas J. Chulos
	Title:	Executive Vice President, General Counsel and Corporate Secretary